Exhibit 3.68

ARTICLES OF AMENDMENT

TO THE CHARTER OF

CASH AMERICA INVESTMENTS, INC. OF TENNESSEE

Pursuant to the provisions of Section 48-303 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to it charter:

1. The name of the corporation is:

Cash America Investments, Inc. of Tennessee.

2. The amendment adopted is that Article One of the Articles of Incorporation shall be changed to read as follows:

The name of the corporation is Cash America, Inc. of Tennessee.

3. The amendment was duly adopted by the written consent of the sole shareholder on January 31, 1989.

4. There will be no exchange, reclassification or cancellation of issued shares pursuant to the amendment.

Dated January 31, 1989.

CASH AMERICA INVESTMENTS, INC. OF TENNESSEE
By:	/s/ JACK R. DAUGHERTY
Jack R. Daugherty, President

By:	/s/ DANIEL R. FEEHAN
Daniel R. Feehan, Secretary

CHARTER

OF

CASH AMERICA INVESTMENTS, INC. OF TENNESSEE

The undersigned, an individual, does hereby act as incorporator in adopting the following Charter for the purpose of organizing a corporation for profit, pursuant to the provisions of the Tennessee Business Corporation Act.

FIRST: The corporate name for the corporation (hereinafter called the “corporation”) is CASH AMERICA INVESTMENTS, INC. OF TENNESSEE.

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SECOND: The number of shares the corporation is authorized to issue is one thousand (1,000), all of which are of a par value of one dollar ($1.00) each and are of the same class and are to be Common shares.

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THIRD: The street address and zip code of the initial registered office of the corporation in the State of Tennessee is Maclellan Building, Third Floor, 722 Chestnut Street, Chattanooga, Tennessee 37402, Hamilton County.

The name of the initial registered agent of the corporation at the said registered office is The Prentice-Hall Corporation System, Inc.

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FOURTH: The name and the address and zip code of the incorporator are:

NAME	ADDRESS
Lisa C. Alexander	Suite 3200 1445 Ross Avenue Dallas, TX 75202-2711

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FIFTH: The street address and zip code of the principal office of the corporation are Suite 1,000, Fort Worth Club Building, 306 West 7th Street, Fort Worth, Texas 76102.

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SIXTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

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SEVENTH: The corporation is for profit.

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EIGHTH: The purposes for which the corporation is organized, which shall include the authority of the corporation to engage in any lawful business, are as follows:

To have all of the general powers granted to corporations organized under the Tennessee Business Corporation Act whether granted by specific statutory authority or by construction of law.

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NINTH: The corporation shall, to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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TENTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented.

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ELEVENTH: The duration of the corporation shall be perpetual.

Signed on March 22, 1988.

/s/ LISA C. ALEXANDER
Lisa C. Alexander, Incorporator